Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of October 11, 2022, by and among Flexjet, Inc., a Delaware corporation (“Flexjet”), Horizon II Sponsor, LLC, a Delaware limited liability company (“Sponsor”), and Directional Capital LLC, a Delaware limited liability company (“Directional”).

WHEREAS, reference is hereby made to that certain Business Combination Agreement, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Flexjet, Horizon Acquisition Corporation II, a Cayman Islands exempted company (“SPAC”), Epic Aero, Inc., a Delaware corporation (“Epic”), OTH Merger Sub 1, a Delaware limited liability company and wholly owned subsidiary of SPAC (“Merger Sub 1”), Flexjet Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Flexjet (“Merger Sub 2”), pursuant to which, among other things, (i) SPAC will merge with and into Merger Sub 2 with Merger Sub 2 surviving such merger as a direct, wholly owned subsidiary of Flexjet (the “SPAC Merger”), and (ii) Merger Sub 1 will merge with and into a Delaware corporation that will be formed prior to the Closing (the “Combined TargetCo”), with Combined TargetCo surviving such merger as an indirect, wholly owned subsidiary of FlexJet (the “Company Merger”);

WHEREAS, capitalized terms used but not defined in this Agreement have the meanings given to such terms in the Business Combination Agreement;

WHEREAS, in connection with the SPAC Merger, each issued and outstanding Class A ordinary share, par value $0.0001 per share, of SPAC (“Class A Ordinary Share”) shall convert into one share of Class A common stock, par value $0.0001 per share, of Flexjet (“Class A Common Stock”), and each issued and outstanding Class B ordinary share, par value $0.0001 per share, of SPAC (“Class B Ordinary Share”) shall convert into one share of Class B common stock, par value $0.0001 per share, of Flexjet (“Class B Common Stock”); and

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement (the “Business Combination”), following the SPAC Merger and effective on the Closing Date but prior to the Company Merger Effective Time and adoption of the Second Amended and Restated Flexjet Charter, Sponsor desires to irrevocably assign, transfer and tender to Flexjet, 13,125,000 shares of Class B Common Stock received by Sponsor in the SPAC Merger (the “Tendered Shares”) for cancellation on the terms and subject to the conditions set forth in this Agreement. In connection therewith, and on the terms and subject to the conditions set forth in this Agreement, Flexjet shall issue the following: (i) 20,000,000 warrants to purchase shares of Class A Common Stock at an exercise price of $10.00 per share (the “New $10.00 Exercise Warrants”), of which 10,000,000 New $10.00 Exercise Warrants will be issued to Sponsor and 10,000,000 New $10.00 Exercise Warrants will be issued to Directional; (ii) 20,000,000 warrants to purchase shares of Class A Common Stock at an exercise price of $15.00 per share (the “New $15.00 Exercise Warrants” and, together with the New $10.00 Exercise Warrants, the “New Warrants”), of which 10,000,000 New $15.00 Exercise Warrants will be issued to Sponsor and 10,000,000 New $15.00 Exercise Warrants will be issued to Directional; and (iii) 50,000 shares of Class A Common Stock (the “New Class A Shares” and, together with the New Warrants, the “New Securities”), of which 25,000 New Class A Shares will be issued to Sponsor and 25,000 New Class A Shares will be issued to Directional (clauses (i), (ii) and (iii), collectively, the “Issuances”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.                Tender of Shares. Subject to the terms and conditions set forth herein, Sponsor hereby agrees to irrevocably assign, transfer and tender (the “Tender”) to Flexjet for cancellation, free and clear of all liens, all of the Tendered Shares immediately prior to the Issuances.

Section 2.                Issuances. Subject to the terms and conditions set forth herein and in the Business Combination Agreement, and contingent upon the Tender, immediately following the Tender, Flexjet hereby agrees to issue to each of Sponsor and Directional, and each of Sponsor and Directional hereby agrees to accept from Flexjet, (a) 10,000,000 of the New $10.00 Exercise Warrants, (b) 10,000,000 of the New $15.00 Exercise Warrants and (c) 25,000 of the New Class A Shares. Each New $10.00 Exercise Warrant and each New $15.00 Exercise Warrant shall be subject to the terms of the new warrant agreement, to be entered into by and among Flexjet and Continental Stock Transfer & Trust Company, as warrant agent as contemplated by the Business Combination Agreement (the “New Warrant Agreement”).

Section 3.                Closing.

(a)              The closing of the Tender and Issuances shall take place on the Closing Date but prior to the Company Merger Effective Time and adoption of the Second Amended and Restated Flexjet Charter.

(b)             Each party hereto shall deliver to each other party hereto any duly executed instruments, certificates or other agreements to the extent necessary or reasonably requested by any such other party to effect the Tender or the Issuances, in each case, in form reasonably satisfactory to the requesting party.

Section 4.                Representations, Warranties and Agreements.

(a)              Sponsor’s Representations, Warranties and Agreements. To induce Flexjet to issue the New Securities to Sponsor, Sponsor hereby represents and warrants to Flexjet as follows:

(i)               No Government Recommendation or Approval. Sponsor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the New Securities.

(ii)             No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (A) the limited liability company agreement of Sponsor, (B) any agreement, indenture or instrument to which Sponsor is a party or (C) any law, statute, rule or regulation to which Sponsor is subject, or any agreement, order, judgment or decree to which Sponsor is subject.

(iii)           Registration and Authority. Sponsor is a Delaware limited liability company, validly existing and possessing all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the parties hereto, this Agreement will be a legal, valid and binding agreement of Sponsor, enforceable against Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(iv)            Experience, Financial Capability and Suitability. Sponsor is: (A) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the New Securities and (B) able to bear the economic risk of its investment in the New Securities for an indefinite period of time because the New Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Sponsor is capable of evaluating the merits and risks of its investment in Flexjet and has the capacity to protect its own interests. Sponsor must bear the economic risk of this investment until the New Securities are sold pursuant to: (A) an effective registration statement under the Securities Act or (B) an exemption from registration available with respect to such sale. Sponsor is able to bear the economic risks of an investment in the New Securities and to afford a complete loss of Sponsor’s investment in the New Securities.

(v)             Access to Information; Independent Investigation. Prior to the execution of this Agreement, Sponsor has had the opportunity to ask questions of and receive answers from representatives of Flexjet concerning an investment in Flexjet, as well as the finances, operations, business and prospects of Flexjet, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Sponsor has relied solely on Sponsor’s own knowledge and understanding of Flexjet and its business based upon Sponsor’s own due diligence investigation and the information furnished pursuant to this paragraph. Sponsor understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 4 and Sponsor has not relied on any other representations or information in making its investment decision, whether written or oral, relating to Flexjet, its operations or its prospects.

(vi)            Accredited Investor. Sponsor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges that the Issuances are being made in reliance on a private placement exemption under the Securities Act.

(vii)          Investment Purposes. Sponsor is acquiring the New Securities solely for investment purposes, for Sponsor’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. Sponsor did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

(viii)        Restrictions on Transfer; Shell Company. Sponsor understands the New Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Sponsor understands the New Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and Sponsor understands that any certificates or book-entries representing the New Securities will contain a legend in respect of such restrictions. If in the future Sponsor decides to offer, resell, pledge or otherwise transfer the New Securities, such New Securities may be offered, resold, pledged or otherwise transferred only pursuant to: (A) registration under the Securities Act, or (B) an available exemption from registration. Sponsor agrees that if any transfer of its New Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Sponsor may be required to deliver to Flexjet an opinion of counsel satisfactory to Flexjet. Absent registration or an exemption, Sponsor agrees not to resell the New Securities. Sponsor further acknowledges that because Flexjet is consummating an initial business combination involving SPAC, which is a shell company, Rule 144 may not be available to Sponsor for the resale of the New Securities until one year following the filing of certain required information after the consummation of the initial business combination of SPAC, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

(ix)            No Governmental Consents. No governmental, administrative or other third party consents or approvals are required or necessary on the part of Sponsor in connection with the transactions contemplated by this Agreement.

(x)             Title to Tendered Shares; Certificates. Following the SPAC Merger, the Tendered Shares will represent all of the issued and outstanding shares of Class B Common Stock of Flexjet. Sponsor has good and valid title to the Class B Ordinary Shares and, following the SPAC Merger, will have good and valid title to the Tendered Shares, free and clear of any liens, claims and encumbrances of any kind, other than transfer restrictions under federal and state securities laws and the Organizational Documents of SPAC or Flexjet, as applicable.

(b)             Directional’s Representations, Warranties and Agreements. To induce Flexjet to issue the New Securities to Directional, Directional hereby represents and warrants to Flexjet as follows:

(i)               No Government Recommendation or Approval. Directional understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the New Securities.

(ii)             No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Directional of the transactions contemplated hereby do not violate, conflict with or constitute a default under (A) the limited liability company agreement of Directional, (B) any agreement, indenture or instrument to which Directional is a party or (C) any law, statute, rule or regulation to which Directional is subject, or any agreement, order, judgment or decree to which Directional is subject.

(iii)           Registration and Authority. Directional is a Delaware limited liability company, validly existing and possessing all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the parties hereto, this Agreement will be a legal, valid and binding agreement of Directional, enforceable against Directional in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(iv)            Experience, Financial Capability and Suitability. Directional is: (A) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the New Securities and (B) able to bear the economic risk of its investment in the New Securities for an indefinite period of time because the New Securities have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Directional is capable of evaluating the merits and risks of its investment in Flexjet and has the capacity to protect its own interests. Directional must bear the economic risk of this investment until the New Securities are sold pursuant to: (A) an effective registration statement under the Securities Act or (B) an exemption from registration available with respect to such sale. Directional is able to bear the economic risks of an investment in the New Securities and to afford a complete loss of Directional’s investment in the New Securities.

(v)             Access to Information; Independent Investigation. Prior to the execution of this Agreement, Directional has had the opportunity to ask questions of and receive answers from representatives of Flexjet concerning an investment in Flexjet, as well as the finances, operations, business and prospects of Flexjet, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Directional has relied solely on Directional’s own knowledge and understanding of Flexjet and its business based upon Directional’s own due diligence investigation and the information furnished pursuant to this paragraph. Directional understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 4 and Directional has not relied on any other representations or information in making its investment decision, whether written or oral, relating to Flexjet, its operations or its prospects.

(vi)            Accredited Investor. Directional represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges that the Issuances are being made in reliance on a private placement exemption under the Securities Act.

(vii)          Investment Purposes. Directional is acquiring the New Securities solely for investment purposes, for Directional’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. Directional did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

(viii)        Restrictions on Transfer; Shell Company. Directional understands the New Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Directional understands the New Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and Directional understands that any certificates or book-entries representing the New Securities will contain a legend in respect of such restrictions. If in the future Directional decides to offer, resell, pledge or otherwise transfer the New Securities, such New Securities may be offered, resold, pledged or otherwise transferred only pursuant to: (A) registration under the Securities Act, or (B) an available exemption from registration. Directional agrees that if any transfer of its New Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Directional may be required to deliver to Flexjet an opinion of counsel satisfactory to Flexjet. Absent registration or an exemption, Directional agrees not to resell the New Securities. Directional further acknowledges that because Flexjet is consummating an initial business combination with SPAC, which is a shell company, Rule 144 may not be available to Directional for the resale of the New Securities until one year following the filing of certain required information after the consummation of the initial business combination of SPAC, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

(ix)            No Governmental Consents. No governmental, administrative or other third party consents or approvals are required or necessary on the part of Directional in connection with the transactions contemplated by this Agreement.

(c)              Flexjet’s Representations, Warranties and Agreements. To induce Sponsor and Directional to accept the New Securities, Flexjet hereby represents and warrants to Sponsor and Directional as follows:

(i)               Incorporation and Corporate Power. Flexjet is a Delaware corporation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of Flexjet. Flexjet possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the parties hereto, this Agreement will be a legal, valid and binding agreement of Flexjet, enforceable against Flexjet in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ii)             No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Flexjet of the transactions contemplated hereby do not violate, conflict with or constitute a default under (A) the Organizational Documents of Flexjet, (B) any agreement, indenture or instrument to which Flexjet is a party or (C) any law, statute, rule or regulation to which Flexjet is subject, or any agreement, order, judgment or decree to which Flexjet is subject.

(iii)           Title to Securities. Upon completion of the SPAC Merger, the New Class A Shares will be duly authorized and, when issued and delivered to Sponsor and Directional in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. Upon completion of the SPAC Merger, the New Warrants, when issued and delivered in the manner set forth in the New Warrant Agreement in accordance with the terms of this Agreement, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of Flexjet, enforceable against Flexjet in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. Upon issuance in accordance with, and payment pursuant to, the terms hereof, Sponsor and Directional will have or receive good and valid title to the New Securities, free and clear of all liens, claims and encumbrances of any kind, other than (A) transfer restrictions hereunder and other agreements to which the New Securities may be subject, (B) transfer restrictions under federal and state securities laws and the Organizational Documents of Flexjet, and (C) liens, claims or encumbrances imposed due to the actions of Sponsor or Directional (as applicable).

(iv)            No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting Flexjet which: (A) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (B) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

Section 5.                Intended Tax Treatment. Each of the parties hereto intends that, for U.S. federal income tax purposes (and for purposes of any applicable state or local income tax that follows the U.S. federal income tax treatment), (i) the issuance of New Securities to Directional be considered part of an overall transaction that is integrated with the Company Merger such that such New Securities are considered issued to Directional in exchange for a portion of Directional’s interest in the Combined TargetCo as part of the Company Merger, (ii) the Company Merger Intended Tax Treatment applies to such Issuances as if Directional had received such New Securities in the Company Merger, (iii) Sponsor’s assignment, transfer and tender of the Tendered Shares and, in connection therewith, Sponsor’s receipt of the New Warrants and New Securities, together, shall qualify for the Exchange Intended Tax Treatment, and (iv) this Agreement constitute a part of a “plan of reorganization” for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g).

Section 6.                Miscellaneous.

(a)              Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

(b)             Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)               If to Sponsor, to:

600 Steamboat Road, Suite 200
Greenwich, CT 06830
Attention: General Counsel

with a required copy to (which copy shall not constitute notice):

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Email:              mpollin@sidley.com
Attention:      Myles Pollin

and

Sidley Austin LLP
2021 McKinney Avenue, Suite 2000

Dallas, Texas 75201
Email:             bhowell@sidley.com

rscofield@sidley.com

Attention:      Bill Howell

Ryan Scofield

(ii)             If to Directional, to:

355 Richmond Road

Cleveland, Ohio 44143

Attention: Kenneth C. Ricci

with a required copy to (which copy shall not constitute notice):

355 Richmond Road

Cleveland, Ohio 44143

Attention: Debra Perelman, Esq.

(iii)           If to Flexjet, to:

26180 Curtiss Wright Pkwy

Cleveland, OH 44143
Attention: Kenneth C. Ricci

with a required copy to (which copy shall not constitute notice):

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020-1095
Attention:             Joel Rubinstein

Daniel Nussen

Matthew Kautz

Neeta Sahadev

Email:                    joel.rubinstein@whitecase.com

daniel.nussen@whitecase.com

mkautz@whitecase.com

neeta.sahadev@whitecase.com

(c)              Counterparts. This Agreement may be executed and delivered in counterparts (including by facsimile or electronic transmission), each of which shall constitute an original, and all of which when taken together shall constitute one and the same agreement.

(d)             Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

(e)              Assignment and Successors. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned without the prior written consent of the non-assigning parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)              Miscellaneous. Sections 1.2 (Construction); 11.1 (Trust Account Waiver), 11.9 (Governing Law), 11.15 (Severability), 11.16 (Jurisdiction; Waiver of Jury Trial) and 11.18 (Other Remedies; Specific Enforcement) of the Business Combination Agreement are incorporated by reference herein and shall apply hereto mutatis mutandis.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

FLEXJET:

Flexjet, Inc.

By:	/s/ Kenneth C. Ricci
Name:	Kenneth C. Ricci
Title:	Chairman and President

SPONSOR:

HORIZON II SPONSOR, LLC

By:	/s/ Todd L. Boehly
Name:	Todd L. Boehly
Title:	Chief Executive Officer

Signature Page to Exchange Agreement

DIRECTIONAL:

Directional Capital LLC

By:	/s/ Kenneth C. Ricci
Name:	Kenneth C. Ricci
Title:	Manager

Signature Page to Exchange Agreement